Exhibit 10.3

EMPLOYMENT NON-COMPETE. NON-SOLICIT AND CONFIDENTIALITY AGREEMENT This EMPLOYMENT NON-COMPETE, NON-SOLICIT AND CONFIDENTIALITY AGREEMENT ("Agreement''} is entered into between Citi Trends, Inc., including its subsidiaries, affiliates, divisions, successors, and related entities ("Company"), and Kyle Koenig ("Employee"), effective as of the date signed by Employee below. This Agreement is intended to and shall supersede and replace that certain Employment Non-Compete, Non-Solicit and Confidentiality Agreement between the Company and Employee dated as ofMarch 26, 2016 (the "Prior Confidentiality Agreement''). For and in consideration of the mutual covenants and agreements contained herein, including, but not limited to, Company agreeing to employ and/or continuing to employ Employee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledgeq, the parties agree: l . Employment; Scope of Services. Company shall employ and/or continue to employ Employee, and Employee shall be employed and/or continue to be employed by Company, as Vice President, Real Estate and Construction. Employee shall use his/her best efforts and shall devote his/her full time, attention, knowledge and skills to the faithful performance of his/her duties and responsibilities as a Company employee. Employee shall have such authority and such other duties and responsibilities as assigned by the Board of Directors. Employee shall comply with Company's policies and procedures, shall conduct him/herself as an ethical business professional, and shall comply with federal, state and local laws. 2. At-Will Employment. Nothing in this Agreement alters the at-will employment relationship between Employee and Company or limits Company's right to alter or modify Employee's job title or job duties and responsibilities any time at Company's discretion. Employment with Company is "at-will" which means that either Employee or Company may tenninate the employment relationship at any time, with or without notice, with or without cause. The date of Employee's cessation of employment for any reason is the "Separation Date." 3. Confidentiality. (a) Employee acknowledges and agrees that: (1) the retail sale of value-priced/off-price family apparel is an extremely competitive industry; (2) Company has an ongoing strategy for expansion of its business in the United States; (3) Company's major competitors operate throughout the United States and some internationally; and (4) because of Employee's position as Vice President, Real Estate and Construction be/she will have access to, knowledge of, and be entrusted with, highly sensitive and competitive Confidential lnfonnation and Trade Secrets (as defined in subsection (b) below) of Company, including without limitation infonnation regarding sales margins, purchasing and pricing strategies, marketing strategies, vendors and suppliers, plans for expansion and placement of stores, and also specific infonnation about Company's districts and stores, such as staffing, budgets, profits and the financial success of individual districts and stores, which Company has developed and will continue to develop and the disclosure or use of which would cause Company great and irreparable harm.

(b) As used herein, "Confidential Information" means and includes any and all Company data and information in any form whatsoever (tangible or intangible) which: (1) relates to the business of Company, irrespective of whether the data or information constitutes a "trade secret" (as defined below); (2) is disclosed to Employee or which Employee obtains or becomes aware of as a consequence of Employee's relationship with Company; (3) has value to Company; and (4) is not generally known to Company's competitors. "Confidential lnfonnation" includes (but is not limited to) technical or sales data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data and statements, financial plans and strategies, product plans, sales or advertising information and plans, marketing information and plans, pricing information, the identity or lists of employees, vendors and suppliers of Company, and confidential or proprietary information of such employees, vendors and suppliers. "Trade Secret" means any and all information, knowledge or data in any form whatsoever, tangible or intangible, that is considered a trade secret under applicable law. Employee acknowledges and agrees that all Confidential Information and Trade Secrets are and remain the sole and exclusive property of Company. (c) Employee agrees that he/she shall hold all Confidential Information and Trade Secrets in strictest confidence, and that he/she shall protect such Confidential Information and Trade Secrets from disclosure by or to others. Employee further agrees that he/she shall not at any time (except as authorized by Company in connection with Employee's duties and responsibilities as an employee): (1) disclose, publish, transfer, or communicate Confidential Infonnation or Trade Secrets to any person or entity, other than authorized Company personnel; (2) use or reproduce Confidential lnformation or Trade Secrets for personal benefit or for any purpose or reason other than furthering the legitimate business interest of Company within the scope of Employee's duties with Company; or (3) remove or transfer any Confidential Information or Trade Secrets from Company's premises or systems (by any method or means) except for use in Company's business and consistent with Employee's duties with the Company. The foregoing covenants and obligations are in addition to, and do not limit, any common law or statutory rights and/or protections afforded to Company. (d) Employee acknowledges that Company has provided or will provide Employee with Company property, including without limitation, employee handbooks, policy manuals, price lists, financial reports, and vendor and supplier information, among other items. Upon the Separation Date, or upon the request of Company, Employee shall immediately deliver to Company all property belonging to Company, including without limitation, all Confidential lnfonnation, Trade Secrets, and any property related to Company, whether in electronic or other fom1at, as well as any copies thereof, then in Employee's custody, control, or possession. Upon the Separation Date, Employee shall provide Company with a declaration certifying that all Confidential Infonnation and any other Company property have been returned to Company, that Employee has not kept any copies of such items or distributed such items to any third party, and that Employee has otherwise complied with the tenns of Section 3 of this Agreement. (e) Employee shall not be held criminally or civilly liable W1der any federal or state trade secret law for the disclosure of a trade secret (as defined in section 1839 of title 18, United States Code) that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed 2 in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to the attorney of Employee and use the trade secret information in the court proceeding if Employee (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except as permitted by court order. 4. Covenant Not to Compete. Employee acknowledges and agrees that Company has invested a great deal of time and money in developing relationships with its employees, customers, and "Merchandise Vendors" (as defined below). Employee further acknowledges and agrees that in rendering services to Company, Employee has been, will be and will continue to be exposed to and learn much information about Company's business, including valuable Confidential Information and Trade Secrets, the Company's employees, and the Company's "Merchandise Vendors," to which Employee would not have access if not for Employee's employment with Company and which it would be unfair to disclose to others, or to use to Company's disadvantage. Employee acknowledges and agrees that the restncttons contained in this Agreement are necessary and reasonable to protect Company's legitimate business interests in its Trade Secrets, valuable Confidential Information and relationships and goodwill with its employees, customers, and "Merchandising Vendors." Employee further acknowledges that Employee's skills, education and training qualify Employee to work and obtain employment which does not violate this Agreement and that the restrictions in this Agreement have been crafted as narrowly as reasonably possible to protect Company's legitimate business interests in its Trade Secrets, valuable Confidential Infonnation and relationships and goodwill with its employees, customers, and "Merchandising Vendors.'' In light of the foregoing, Employee agrees that he/she will not, at any point during his/her employment with Company, work for or engage or participate in any business, enterprise, or endeavor that in any way competes with any aspect of Company's business or that otherwise conflicts with Company's interests. In addition, for a period of one (l) year following the Separation Date, and regardless of the reason for separation, Employee shall not, within any geographic area in which Company does business at any time during Employee's employment with Company: (a) become employed by or work for a "Competitor" (as defined below) in any position or capacity involving duties and/or responsibilities which are the same as or substantially similar to any of the duties and/or responsibilities Employee had with and/or performed for Company; or (b) perform or provide any services which are the same as or substantially similar to any of the services which Employee performed or provided for the Company, for or on behalf of any Competitor. For purposes of this Section 4, the tenn "Competitor" shall mean only the following businesses, commonly known as: Cato, TJX (including without limitation TJMAXX and Marshalls), Burlington Stores, Gabe's/Rugged Wearhouse, and Ross Stores. 5. Covenant Not to Solicit. During Employee's employment with Company, and for a period of eighteen (18) months following the Separation Date, and regardless of the reason for separation, Employee agrees not to solicit any "Merchandise Vendors" (as defined below) for the purpose of obtaining merchandise and/or inventory for or on behalf of any "Competitor" (as defined in Section 4 of this Agreement). As used herein, "Merchandise Vendors" means and 3 includes any person or entity who/that has been a vendor or supplier of merchandise and/or inventory to Company during the eighteen (18) months immediately preceding the Separation Date or to whom/which Company is actively soliciting for the provision of merchandise and/or inventory, and with whom/which Employee had "material contact." For purposes of this agreement, "material contact" means contact between Employee and an existing or prospective Merchandise Vendor: (a) with whom Employee dealt on behalf of Company within two years prior to the date of Employee's termination; (b) whose dealings with Company were coordinated or supervised by Employee within two years prior to the date of Employee's termination; (c) about whom Employee obtained Confidential Information in the ordinary course of business as a result of Employee's association with Company within two years prior to the date of Employee's tennination; or, (d) who provides merchandise and/or inventory to Company, the provision of which results or resulted in compensation, commissions, or earnings for Employee within two years prior to the date of Employee's termination. Employee specifically acknowledges and agrees that, as Vice President, Real Estate and Construction, his/her duties include, without limitation, establishing purchasing and pricing strategies and policies, managing sales margins, involvement in establishing and maintaining vendor relationships, and having contact with and confidential and/or proprietary information regarding Merchandise Vendors. 6. Covenant Not to Recruit Personnel. During Employee's employment with Company, and for a period of two (2) years following the Separation Date, and regardless of the reason for separation, Employee will not (a) recruit or solicit to hire or assist others in recruiting or soliciting to hire, any employee or independent contractor of Company; or (b) cause or assist others in causing any employee or independent contractor of Company to terminate his/her relationship with Company. 7. Severability. If any provision of this Agreement is held invalid, illegal, or othetwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall be binding and remain in full force and effect. Further, each particular prohibition or restriction set forth in any Section of this Agreement shall be deemed a severable unit, and if any court of competent jurisdiction detennines that any portion of such prohibition or restriction is against the policy of the law in any respect, but such restraint, considered as a whole, is not so clearly unreasonable and overreaching in its terms as to be unconscionable, the court shall enforce so much of such restraint as is determined to be reasonably necessary to protect the legitimate interests of Company. Employee and Company expressly agree that, should any court of competent jurisdiction find or detennine that any of the covenants contained herein are overly-broad or otherwise unenforceable, the court may "blue-pencil," modify, and/or refonn any such covenant (in whole or in part) so as to cure the over-breadth or to otherwise render the covenant enforceable. 8. Survival of Covenants. All rights and covenants contained in Sections 3, 4, 5, and 6 of this Agreement, and all remedies relating thereto, shall suIVive the termination of this Agreement for any reason. 9. Binding Effect. The covenants, terms, and provisions set forth in this Agreement shall inure to the benefit of and be enforceable by Company and its successors, assigns, and 4 successors-in-interest, including, without limitation, any corporation, partncrsltip, or other entity with which Company may be merged or by which it may be acquired. Employee may not assign Employee's rights or obligations under this Agreement to any other party. 10. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of Georgia appl.icable to contracts executed in and to be performed in that State. 11. No Interference with Rights. Employee understands, agrees and acknowledges that nothing contained in this Agreement will prevent Employee from filing a charge or complaint with, reporting possible violations of any law or regulation, making disclosures to, and/or participating in any investigation or proceeding conducted by, the National Labor Relations Board, Equal Employment Opportunity Commission, the Securities and Exchange Commission, and/or any governmental authority charged with the enforcement of any laws. 12. Acknowledgment of Reasonableness/Remedies/Enforcement. (a) Employee acknowledges that: (1) Company has valid interests to protect pursuant to Sections 3, 4, 5, and 6 of this Agreement; (2) the breach of the provisions of Sections 3, 4, S, or 6 of this Agreement would result in irreparable injury and permanent damage to Company; and (3) such restrictions are reasonable and necessary to protect the interests of Company, are critical to the success of Company's business, and do not cause undue hardship on Employee. (b) Employee agrees that detennining damages in the event of a breach of Sections 3, 4, S, or 6 by Employee would be difficult and that money damages alone would be an inadequate remedy for the injuries and damages which would be suffered by Company from such breach. Therefore, Employee agrees that Company shall be entitled (in addition to any other remedies it may have under this Agreement, at law, or otherwise) to immediate injunctive and other equitable relief to prevent or curtail any such breach or threatened breach by Employee. Employee and Company waive any requirement that a bond or any other security be posted. Nothing in this Agreement shall prohibit Company from seeking or recovering any legal or monetary damages to which it may be entitled if Employee breaches any provision in this Agreement. (c) In the event Employee breaches this Agreement, Employee shall be liable to Company for all costs of enforcement, including attorneys' fees and court costs, in addition to all other damages and redress available to Company in equity or in law. 13. Miscellaneous. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior contracts, agreements, or understandings between the parties which may have been entered into by Company and Employee relating to the subject matter hereof (including, without limitation, the Prior Confidentiality Agreement), except for any severance agreements or certain restricted stock award and stock option agreements, which are to remain in full force and effect. This Agreement may not be amended or modi tied in any manner except by an instrument in writing signed by both Company and Employee. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or the right of such party thereafter to enforce each and every such 5 provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies are cumulative, including the right of either party to seek equitable relief in addition to money damages. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ TlllS AGREEMENT AND KNOWS AND UNDERSTANDS ITS CONTENTS, THAT HE/SHE ENTERS INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT HE/SHE INDICATES HIS/HER CONSENT BY SIGNING THIS FINAL PAGE. (SIGNATURES TO FOLLOW ON NEXT PAGE) 6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year set forth below.

Citi Trends, Inc.

By: Bruce D. Smith
Bruce D. Smith
Chief Executive Officer

Date: 3/24/18

[signature]
Employee Signature

Date: 3-24-18

Employee Residence Address:
52 S. Cassady Ave.
Bexley, OH 43209

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